UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

   May 30, 2014

BEESTON ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

 1685 H Street, #219

Blaine, WA 98230-5110

 (Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (775) 629-2050

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions :

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 – Other Events

Item 8.01 Other Events

On May 30, 2014, Beeston Enterprises Ltd.(“Beeston” or the “Company”), received approval from the Financial Industry Regulatory Authority (“FINRA”) to effectuate a 1-for-10 reverse stock split of all of its issued and outstanding shares of common stock ( the “Reverse Split”) in the market at the open of business on June 2, 2014.  The Reverse Split was authorized and approved by the Board of Directors of the Company on April 18, 2014, to be effective as of the date of approval by FINRA. As previously reported in the Company’s Current Report on Form 8-K dated April 18, 2014, when the Reverse Split becomes effective, the Company’s trading symbol will temporarily change to “BESED”. The added “D” will remain for 20 business days after which its trading symbol will revert back to “BESE”.  Concurrently therewith, every 10 shares of its pre-Reverse Split issued and outstanding shares common stock shall be automatically converted into one post-Reverse Split share of its common stock, without any change in the par value of the shares. All fractional shares which would otherwise result from the Reverse Split will be rounded up. Immediately prior to the Reverse Split the Company will have 266,093,479 common shares issued and outstanding and immediately after the Reverse Split it will have approximately 26,609,348 common shares issued and outstanding.  The Company’s authorized common stock is not affected by the Reverse Split. Proportional adjustments will be made to the Company's outstanding warrants which will be adjusted to reflect the Reverse Split. The new CUSIP number for the Company’s common stock is 07712Q 304.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                   Beeston Enterprises Ltd.

    Date: June 2, 2014                                                      By: /s/ Michael Upham

 Michael Upham,

 President, CEO